Exhibit 99.1

Exhibit 99.1 PRESS RELEASE, DATED FEBRUARY 3, 2010, OF ENERSYS REGARDING FINANCIAL RESULTS FOR THE THIRD FISCAL QUARTER OF 2010

EnerSys Reports Third Fiscal Quarter of 2010 Results

Reading, PA, USA, February 3, 2010—EnerSys (NYSE: ENS), the world’s largest manufacturer, marketer and distributor of industrial batteries, today announced results for its third fiscal quarter of 2010, which ended on December 27, 2009.

Net earnings for the third fiscal quarter of 2010 were $23.2 million or $0.47 per diluted share, including the combined favorable impact of $0.03 per share from the following highlighted items: a) a $2.9 million ($2.9 million pre-tax) bargain purchase gain on the Oerlikon Battery acquisition, partially offset by b) the unfavorable charges of $0.7 million, $1.1 million pre-tax, for our restructuring plans, and c) a $0.5 million, $0.8 million pre-tax expense related to potential acquisition activities.

This compares to diluted net earnings per share of $0.61 for the third fiscal quarter of 2009, which included a nil amount of highlighted charges (unfavorable $0.3 million pre-tax).

Adjusted net earnings for the third fiscal quarter of 2010, on a non-GAAP basis, were $0.44 per diluted share. This compares to our previous guidance of $0.35 to $0.39 per diluted share and to the prior year third quarter of $0.61 per diluted share on an adjusted and restated non-GAAP basis. These earnings reflect the anticipated decline in revenue which was partially offset by the positive effects of our cost reduction activities and further reductions in commodity costs, net of pricing. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the third fiscal quarter of 2010 were $421.3 million, a decrease of 8.6% from the prior year third fiscal quarter net sales of $460.9 million, but a 14.7% sequential quarterly increase from the second fiscal quarter of 2010 net sales of $367.3 million. The 8.6% decline was attributed to a) an 11% decrease in organic volume, and b) a 4% decrease from reduced pricing related to lower commodity costs, partially offset by c) a 5% improvement from stronger foreign currencies, primarily the euro, and d) a favorable 1% impact from acquisitions. We believe the decline in organic volume was a direct result of reduced end-user demand caused by the global economic recession.

In previous press releases, we reported two business segments consisting of Reserve Power and Motive Power products. The accounting guidance for defining a segment for reporting purposes is based on the financial performance measures that are regularly reviewed by the chief operating decision maker to assess segment performance and to make decisions about the allocation of resources. Recent consideration of this accounting guidance and changes made to our management structure have led us to conclude that we will report our segment results based on our three geographic regions.

The Company’s operating results for its reporting segments for the third fiscal quarters of 2010 and 2009 are as follows (in millions):

	Fiscal quarters ended
	December 27, 2009	December 28, 2008
Net sales by Segment
Europe	$209.6	$221.6
Americas	179.1	199.7
Asia	32.6	39.6

Total net sales	$421.3	$460.9

Operating earnings
Europe	$8.3	$12.5
Americas	24.3	24.0
Asia	4.9	2.1
Restructuring charges (Europe)	(1.1)	(0.1)
Gain on sale of facilities (Europe)	—	0.4
Bargain purchase gain	2.9	—
Acquisition activity expense (Europe)	(0.3)	—
Acquisition activity expense (Americas)	(0.4)	—

Total operating earnings	$38.6	$38.9

Net earnings for the nine fiscal months of 2010 were $44.5 million or $0.91 per diluted share, including the net unfavorable impact of $0.08 per share from the following highlighted items: a) the $5.3 million, $7.7 million pre-tax, charge for our restructuring plans, and b) the $1.3 million, $1.9 million pre-tax, expense related to potential acquisition activities; partially offset by c) the favorable $2.9 million, $2.9 million pre-tax, bargain purchase gain on the Oerlikon Battery acquisition.

This compares to diluted net earnings per share of $1.59 for the nine fiscal months of 2009, which included net favorable highlighted credits of $0.01 per share or $0.6 million, $0.8 million pre-tax.

Adjusted net earnings for the nine fiscal months of 2010, on a non-GAAP basis, were $0.99 per diluted share. This compares to the nine fiscal months of the prior year of $1.58 per diluted share on an adjusted and restated non-GAAP basis. These earnings reflect the anticipated decline in revenue which was partially offset by the positive effects of our cost reduction activities and further reductions in commodity costs, net of pricing. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the nine fiscal months of 2010 were $1.13 billion, a decrease of 28.5% from the prior year period net sales of $1.58 billion. The 28.5% decline was attributed to a 22% decline in organic volume, 2% from weaker foreign currencies, primarily the euro, and 5% from reduced pricing related to lower commodity costs. The positive impact from acquisitions in this period was less than one percentage point.

The Company’s operating results for its reporting segments for the nine fiscal months ended December 27, 2009 and December 28, 2008:

	Nine fiscal months ended
	December 27, 2009	December 28, 2008
Net sales by Segment
Europe	$533.7	$807.9
Americas	493.9	650.9
Asia	101.2	120.9

Total net sales	$1,128.8	$1,579.7

Operating earnings
Europe	$10.6	$58.2
Americas	63.1	59.2
Asia	16.3	8.8
Restructuring charges (Europe)	(7.0)	(3.2)
Restructuring charges (Americas)	(0.7)	—
Gain on sale of facilities (Europe)	—	11.3
Bargain purchase gain (Europe)	2.9	—
Acquisition activity expense (Europe)	(0.7)	—
Acquisition activity expense (Americas)	(1.2)	—
Legal proceedings charge (Europe)	—	(3.4)

Total operating earnings	$83.3	$130.9

“Driven primarily by increased sales volume and cost improvements, our third quarter adjusted diluted earnings per share were $0.44, exceeding our guidance of $0.35 to $0.39 per share,” stated John D. Craig, chairman, president and chief executive officer of EnerSys. “As we have previously noted, the economic downturn has provided us with several acquisition opportunities. In future quarters, we will see the benefits of our recent acquisitions of Oerlikon and Douglas Battery and our investment in Altergy Systems. In addition, we will continue to benefit from our restructuring programs as our sales volume continues to recover.”

Craig added, “Our fourth quarter guidance for non-GAAP, adjusted earnings per diluted share will be between $0.39 and $0.43, which excludes an expected charge of $0.09 per diluted share from restructuring and acquisition related costs. The lower sequential quarter over quarter earnings are attributable to rapidly increasing lead costs incurred in our third quarter which will adversely impact our fourth quarter costs by approximately $20 million or $0.29 per share. This increased cost should be largely offset in future quarters by our recently announced price increases.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). EnerSys’ management uses the non-GAAP measure “adjusted net earnings” in their analysis of the Company’s performance. This measure, as used by EnerSys in past quarters and years, adjusts net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company’s restructuring initiatives and highlighted charges and credits. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not directly related to operating unit performance and are unusual in nature and, accordingly, are not indicative of ongoing operating results. Management believes these charges or credits are not valid measures of the performance of the Company’s underlying business. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts for the three and nine fiscal month periods ended December 27, 2009 and December 28, 2008. Non-GAAP adjusted net earnings are calculated excluding highlighted charges and credits. The following table provides additional information regarding certain non-GAAP measures:

	Fiscal quarter ended
(Unaudited)	December 27, 2009		December 28, 2008
	(In millions, except share and per share data)

Net earnings reconciliation			(Restated) (1)
As reported net earnings	$23.2		$29.8
Non-GAAP adjustments (net of tax):
Restructuring charges	0.7	(2)	0.1	(2)
Acquisition activity expense	0.5	(3)	—
Bargain purchase gain	(2.9	)(4)	—
Gain on sale of facility	—		(0.1	)(5)

Non-GAAP adjusted net earnings	$21.5		$29.8

Outstanding shares used in per share calculations:
Basic	48,179,030		48,483,224

Diluted	48,841,856		48,601,254

Non-GAAP adjusted net earnings per share:
Basic	$0.45		$0.61

Diluted	$0.44		$0.61

Reported net earnings per share:
Basic	$0.48		$0.61

Diluted	$0.47		$0.61

	Nine fiscal months ended
(Unaudited)	December 27, 2009		December 28, 2008
	(In millions, except share and per share data)
			(Restated) (1)
Net earnings reconciliation
As reported net earnings	$44.5		$79.4
Non-GAAP adjustments (net of tax):
Restructuring charges	5.4	(2)	2.1	(2)
Acquisition activity expense	1.3	(3)	—
Bargain purchase gain	(2.9	)(4)	—
Gain on sale of manufacturing facility	—		(8.5	)(5)
Legal proceedings charge	—		2.2	(6)
Refinancing related charges	—		3.4	(7)
Secondary offering fees	—		0.2	(8)

Non-GAAP adjusted net earnings	$48.3		$78.8

Outstanding shares used in per share calculations:
Basic	48,048,812		49,130,457

Diluted	48,711,570		49,910,070

Non-GAAP adjusted net earnings per share:
Basic	$1.00		$1.60

Diluted	$0.99		$1.58

Reported net earnings per share:
Basic	$0.93		$1.62

Diluted	$0.91		$1.59

(1)

As more fully explained in our Quarterly Report on Form 10-Q, filed today, in the first fiscal quarter of 2010, we adopted the new accounting for convertible notes as required by the guidance, effective retrospectively to the first fiscal quarter of 2009. The new accounting pronouncement resulted in a decrease in net earnings related to non-cash interest of approximately $0.9 million ($1.4 million pre-tax) in our third fiscal quarters of 2010 and approximately $2.8 million ($4.0 million pre-tax) in our nine fiscal months of 2010. Additionally, the rule adoption caused a restatement of our third fiscal quarter of 2009 results by approximately $0.8 million ($1.2 million pre-tax) and our nine fiscal months of 2009 results by a comparable reduction in net earnings of approximately $1.8 million ($2.8 million pre-tax).

(2)

Resulting from pretax restructuring charges of approximately $1.1 million in the third fiscal quarter of 2010 and approximately $0.1 million in the third fiscal quarter of 2009, and approximately $7.8 million in the nine fiscal months of 2010 and approximately $3.2 million in the nine fiscal months of 2009.

(3)	Resulting from pretax charge for acquisition activity expense of approximately $0.8 million in the third fiscal quarter of 2010, and of approximately $1.9 million in the nine fiscal months of 2010.
(4)	Resulting from a tax-free bargain purchase gain arising out of the Oerlikon Battery acquisition.
(5)

Resulting from pretax gain from the sale of facilities of approximately $0.4 million in the third fiscal quarter of 2009 and $11.3 million, net of fees and expenses, from the sale of facilities, including the Manchester, England manufacturing facility, in the nine fiscal months of 2009.

(6)	Resulting from pretax charges of approximately $3.4 million in the nine fiscal months of 2009 for litigation awards against the Company.
(7)

Resulting from pretax charges of approximately $5.2 million in the nine fiscal months of 2009, related to the refinancing of amounts borrowed under the Company’s prior senior secured credit facility. These charges are comprised of an approximate $4.0 million write-off of deferred financing fees and $1.2 million of losses incurred in terminating certain interest rate swap agreements.

(8)	Resulting from a pretax charge for professional fees related to secondary stock offerings of approximately $0.3 million in the nine fiscal months of 2009.

Summary of Earnings

(In millions, except share and per share data)

	Fiscal quarter ended
(Unaudited)	December 27, 2009	December 28, 2008
		(Restated) (1)
Net sales	$421.3	$460.9
Gross profit	98.3	101.5
Operating expenses	61.5	63.0
Bargain purchase gain	(2.9)	—
Restructuring charges	1.1	0.1
Gain on sale of facilities	—	(0.4)
Operating earnings	38.6	38.9
Earnings before income taxes	31.5	45.2
Net earnings	$23.2	$29.8

Net earnings per common share:
Basic	$0.48	$0.61

Diluted	$0.47	$0.61

Weighted average shares outstanding:
Basic	48,179,030	48,483,224

Diluted	48,841,856	48,601,254

EnerSys Summary of Earnings (In millions, except share and per share data)
	Nine fiscal months ended
(Unaudited)	December 27, 2009	December 28, 2008
		(Restated) (1)
Net sales	$1,128.9	$1,579.7
Gross profit	264.4	323.1
Operating expenses	176.3	197.0
Bargain purchase gain	(2.9)	—
Restructuring charges	7.8	3.2
Legal proceedings charge	—	3.4
Gain on sale of manufacturing facilities	—	(11.3)
Operating earnings	83.3	130.9
Earnings before income taxes	62.5	114.7
Net earnings	$44.5	$79.4

Net earnings per common share:
Basic	$0.93	$1.62

Diluted	$0.91	$1.59

Weighted average shares outstanding:
Basic	48,048,812	49,130,457

Diluted	48,711,570	49,910,070

(1)

As more fully explained in our Quarterly Report on Form 10-Q, filed today, in the first fiscal quarter of 2010, we adopted the new accounting for convertible notes as required by the guidance, effective retrospectively to the first fiscal quarter of 2009. The new accounting pronouncement resulted in a decrease in net earnings related to non-cash interest of approximately $0.9 million ($1.4 million pre-tax) in our third fiscal quarters of 2010 and approximately $2.8 million ($4.0 million pre-tax) in our nine fiscal months of 2010. Additionally, the rule adoption caused a restatement of our third fiscal quarter of 2009 results by approximately $0.8 million ($1.2 million pre-tax) and our nine fiscal months of 2009 results by a comparable reduction in net earnings of approximately $1.8 million ($2.8 million pre-tax).

EnerSys will host a conference call to discuss the Company’s third fiscal quarter 2010 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, February 4, 2010, at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President and Chief Executive Officer.

The call will also be Webcast on EnerSys’ website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, February 4, 2010
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	866-788-0547
International Dial-In Number:	857-350-1685
Passcode:	36082910

A replay of the conference call will be available from 12:00 p.m. on Thursday, February 4, 2010 through midnight on February 11, 2010. The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	99493417

For more information, please contact Richard Zuidema, Executive Vice President, EnerSys,

P.O. Box 14145, Reading, PA 19612-4145. Tel: 800-538-3627; Website http://www.enersys.com.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act) which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys’ control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2009. No undue reliance should be placed on any forward-looking statements.